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                                                                    EXHIBIT 4.4



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                          REGISTRATION RIGHTS AGREEMENT

                           Dated as of March 15, 2001

                                      Among

                             FLEMING COMPANIES, INC.

                                       and

                          THE GUARANTORS NAMED HEREIN,

                                   as Issuers,

                                       and

                      THE INITIAL PURCHASERS NAMED HEREIN,

              5.25% Convertible Senior Subordinated Notes Due 2009


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

                                TABLE OF CONTENTS


                                                                                           Page
                                                                                           ----
1.      Definitions..........................................................................1
2.      Shelf Registration...................................................................4
        (a)     Shelf Registration...........................................................4
        (b)     Subsequent Shelf Registrations...............................................5
        (c)     Supplements and Amendments...................................................6
3.      Liquidated Damages...................................................................6
4.      Registration Procedures..............................................................7
5.      Registration Expenses...............................................................14
6.      Indemnification.....................................................................15
7.      Rules 144 and 144A..................................................................18
8.      Underwritten Registrations..........................................................19
9.      Miscellaneous.......................................................................19
        (a)     No Inconsistent Agreements..................................................19
        (b)     Adjustments Affecting Registrable Securities................................19
        (c)     Amendments and Waivers......................................................20
        (d)     Notices.....................................................................20
        (e)     Successors and Assigns......................................................21
        (f)     Counterparts................................................................21
        (g)     Headings....................................................................21
        (h)     Governing Law...............................................................22
        (i)     Severability................................................................22
        (j)     Securities Held by the Company or Its Affiliates............................22
        (k)     Third Party Beneficiaries...................................................22
        (l)     Entire Agreement............................................................22



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                          REGISTRATION RIGHTS AGREEMENT

        This Registration Rights Agreement (the "Agreement") is dated as of March 15, 2001, by and among FLEMING COMPANIES INC., an Oklahoma corporation (the "Company"), the other entities listed on the signature pages hereto, as guarantors (the "Guarantors" and together with the Company the "Issuers") DEUTSCHE BANC ALEX. BROWN INC., BEAR, STEARNS & CO. INC., LEHMAN BROTHERS INC., J.P. MORGAN SECURITIES INC., and UBS WARBURG LLC (individually, an "Initial Purchaser," and together, the "Initial Purchasers").

        This Agreement is entered into in connection with the Purchase Agreement, dated as of March 9, 2001 (the "Purchase Agreement"), by and among the Company and the Initial Purchasers, which provides for the sale by the Company to the Initial Purchasers of $130,000,000 aggregate principal amount of the Company's 5.25% Convertible Subordinated Notes Due 2009 (the "Firm Notes"), which are convertible into Common Stock of the Company, par value $2.50 per share (the "Underlying Shares"), plus up to an additional $20,000,000 aggregate principal amount of the same which the Initial Purchasers may subsequently elect to purchase pursuant to the terms of the Purchase Agreement (the "Additional Notes" and together with the Firm Notes, the "Convertible Notes"). The Convertible Notes are guaranteed by the Guarantors (the "Guarantees" and together with the Convertible Notes the "Convertible Securities"). The Convertible Securities are being issued pursuant to an indenture dated as of the date hereof (the "Indenture"), between the Issuers and Bank One, N.A., as trustee.

        In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Issuers have agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers and any subsequent holder or holders of the Convertible Securities or Underlying Shares as provided herein. The execution and delivery of this Agreement is a condition to the Initial Purchasers' obligation to purchase the Firm Notes under the Purchase Agreement.

        The parties hereby agree as follows:

1. Definitions.

        As used in this Agreement, the following terms shall have the following meanings:

        Agreement: See the first introductory paragraph hereto.

        Amount of Registrable Securities: (a) With respect to Convertible Securities constituting Registrable Securities, the aggregate principal amount of all such Securities outstanding, (b) with respect to Underlying Shares constituting Registrable Securities, the aggregate number of such Underlying Shares outstanding multiplied by the Conversion Price (as defined in the Indenture relating to the Convertible Securities upon the conversion of which such Underlying Shares were issued) in effect at the time of computing the Amount of Registrable Securities or, if no such Convertible Securities are then outstanding, the last Conversion Price that was in effect under such Indenture when any such Convertible Securities were last outstanding, and (c) with respect to combinations thereof, the sum of (a) and (b) for the relevant Registrable Securities.

        Business Day: Any day that is not a Saturday, Sunday or a day on which banking institutions in New York are authorized or required by law to be closed.

        Closing Date: March 15, 2001.

        Company: See the first introductory paragraph hereto.

        Convertible Securities: See the second introductory paragraph hereto.

        Damages Payment Date: See Section 3(c) hereof.

        Depositary: The Depository Trust Company until a successor is appointed by the Company.

        Effectiveness Date: The 180th day after the Closing Date.

        Effectiveness Period: See Section 2(a) hereof.

        Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        Filing Date: The 90th day after the Closing Date.

        Holder: Any holder of Registrable Securities.

        Indemnified Holder: See Section 6 hereof.

        Indemnified Person: See Section 6 hereof.

        Indemnifying Person: See Section 6 hereof.

        Indenture: See the second introductory paragraph hereto.

        Initial Purchasers: See the first introductory paragraph hereto.

        Initial Shelf Registration: See Section 2(a) hereof.

        Inspectors: See Section 4(n) hereof.



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        Liquidated Damages: See Section 3(a) hereof.

        NASD: See Section 4(q) hereof.

        Person: An individual, partnership, corporation, limited liability company, unincorporated association, trust or joint venture, or a governmental agency or political subdivision thereof.

        Prospectus: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

        Purchase Agreement: See the second introductory paragraph hereto.

        QIU: See Section 4(q) hereof.

        Records: See Section 4(n) hereof.

        Registrable Securities: All Convertible Securities and all Underlying Shares upon original issuance thereof and at all times subsequent thereto until the earliest to occur of (i) a Registration Statement covering such Convertible Securities and Underlying Shares having been declared effective by the SEC and such Convertible Securities and Underlying Shares having been disposed of in accordance with such effective Registration Statement, (ii) such Convertible Securities and Underlying Shares having been sold in compliance with Rule 144 or the date on which such Convertible Securities and Underlying Shares could (except with respect to affiliates of the Issuers within the meaning of the Securities Act) be sold in compliance with Rule 144(k), or (iii) such Convertible Securities and any Underlying Shares ceasing to be outstanding.

        Registration Default: See Section 3(a) hereof.

        Registration Statement: Any registration statement of the Company filed with the SEC pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all documents incorporated by reference or deemed to be incorporated by reference in such registration statement.

        Rule 144: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance



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therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

        Rule 144A: Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

        Rule 415: Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

        SEC: The Securities and Exchange Commission.

        Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        Shelf Registration: See Section 2(b) hereof.

        Shelf Registration Statement: See Section 2(b) hereof.

        Subsequent Shelf Registration: See Section 2(b) hereof.

        TIA: The Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

        Trustee: The Trustee under the Indenture.

        Underlying Shares: See the second introductory paragraph hereto.

        Underwritten registration or underwritten offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

2. Shelf Registration

        (a) Shelf Registration. The Company shall use its reasonable efforts to file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities (the "Initial Shelf Registration") on or prior to the Filing Date. The Initial Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Company shall not permit any securities other than the Registrable Securities to be included in the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below).



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        The Company shall, subject to applicable law or applicable interpretation of the staff of the SEC, use all reasonable efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date and to keep such Initial Shelf Registration continuously effective under the Securities Act until the date that is two years after the Closing Date (as it may be shortened pursuant to clauses (i), (ii) or (iii) immediately following, the "Effectiveness Period"), or such shorter period ending when (i) all the shares of Registrable Securities covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration, (ii) the date on which all the Registrable Securities (x) held by Persons who are not affiliates of the Issuers may be resold pursuant to Rule 144(k) under the Securities Act or (y) cease to be outstanding, or (iii) a Subsequent Shelf Registration covering all of the Registrable Securities has been declared effective under the Securities Act.

        No Holder of Registrable Securities may include any of its Registrable Securities in any Shelf Registration pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 15 business days after receipt of a request therefor, such information concerning such Holder required to be included in any Shelf Registration Statement or Prospectus or preliminary prospectus included therein. No Holder of Registrable Securities shall be entitled to Liquidated Damages pursuant to Section 3 hereof unless and until such Holder shall have provided all such information, if so requested. Each Holder of Registrable Securities as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed so that the information previously furnished to the Company by such Holder is not materially misleading and does not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances under which they were made.

        (b) Subsequent Shelf Registrations. If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Issuers shall use their reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend the Initial Shelf Registration in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Securities (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Issuers shall use their reasonable efforts to cause the Subsequent Shelf Registration to be declared effective under the Securities Act as soon as practicable after such filing and to keep such Registration Statement continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registration was previously continuously effective. As used herein the term "Shelf Registration" means the Initial Shelf Registration and any Subsequent Shelf Registration and the term



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"Shelf Registration Statement" means any Registration Statement filed in connection with a Shelf Registration.

        (c) Supplements and Amendments. The Issuers shall promptly supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Holders of the majority in Amount of Registrable Securities covered by such Registration Statement or by any underwriter of such Registrable Securities, provided, however, that the Issuers shall not be required to supplement or amend any Shelf Registration upon the request of a Holder or any underwriter if such requested supplement or amendment would, in the good faith judgment of the Company, violate the Securities Act, the Exchange Act or the rules and regulations promulgated thereunder.

3. Liquidated Damages

        (a) The Issuers and the Initial Purchasers agree that the Holders of Registrable Securities will suffer damages if the Issuers fail to fulfill their obligations under Section 2 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Issuers agree to pay liquidated damages on the Registrable Securities ("Liquidated Damages") under the circumstances and to the extent set forth below (each of which shall be given independent effect; each a "Registration Default"):

                (i) if the Initial Shelf Registration is not filed with the SEC on or prior to the Filing Date, then commencing on the day after the Filing Date, Liquidated Damages shall accrue on the Registrable Securities at a rate of 0.50% per annum on the Amount of Registrable Securities;

                (ii) if the Initial Shelf Registration or a Subsequent Shelf Registration is not declared effective by the SEC on or prior to the Effectiveness Date, then commencing on the day after the Effectiveness Date, Liquidated Damages shall accrue on the Registrable Securities at a rate of 0.50% per annum on the Amount of Registrable Securities; and

                (iii) if a Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time during the Effectiveness Period (other than as permitted under Section 3(b)), then Liquidated Damages shall accrue on the Registrable Securities at a rate of 0.50% per annum on the Amount of Registrable Securities;

provided, however, that Liquidated Damages on the Registrable Securities may not accrue under more than one of the foregoing clauses (i), (ii) or (iii) at any one time and at no time shall the aggregate amount of Liquidated Damages accruing exceed in the aggregate 0.50% per annum; provided, further, however, that (1) upon the filing of the Shelf Registration as required hereunder (in the case of clause (a)(i) of this Section 3), (2) upon the effectiveness of the Shelf



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Registration as required hereunder (in the case of clause (a)(ii) of this
Section 3), or (3) upon the effectiveness of a Shelf Registration which had ceased to remain effective (in the case of (a)(iii) of this Section 3), Liquidated Damages on the Registrable Securities as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue. It is understood and agreed that, notwithstanding any provision to the contrary, so long as any Registrable Security is then covered by an effective Shelf Registration Statement, no Liquidated Damages shall accrue on such Registrable Security.

        (b) So long as Convertible Securities remain outstanding, the Company shall notify the Trustee within three days after each and every date on which an event occurs in respect of which Liquidated Damages is required to be paid. Any amounts of Liquidated Damages due pursuant to (a)(i), (a)(ii) or (a)(iii) of this Section 3 will be payable in cash semi-annually on each March 15 and September 15 (each a "Damages Payment Date"), commencing with the first such date occurring after any such Liquidated Damages commences to accrue, to Holders to whom regular interest is payable on such Damages Payment Date with respect to Convertible Securities that are Registrable Securities and to Persons that are registered Holders 15 days prior to such Damages Payment Date with respect to Underlying Shares that are Registrable Securities. The amount of Liquidated Damages for Registrable Securities will be determined by multiplying the applicable rate of Liquidated Damages by the Amount of Registrable Securities outstanding on the Damages Payment Date following such Registration Default in the case of the first such payment of Liquidated Damages with respect to a Registration Default (and thereafter at the next succeeding Damages Payment Date until the cure of such Registration Default), multiplied by a fraction, the numerator of which is the number of days such Liquidated Damages rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

4. Registration Procedures

        In connection with the filing of any Registration Statement pursuant to
Section 2 hereof, the Issuers shall effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Issuers hereunder the Issuers shall:

                (a) Prepare and file with the SEC on or prior to the Filing Date, a Registration Statement or Registration Statements as prescribed by Section 2 hereof, and use their reasonable efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Issuers shall furnish to and afford the Holders of the Registrable Securities covered by such Registration Statement and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents proposed to be filed (in each case,



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        where possible, at least five days prior to such filing, or such later date as is reasonable under the circumstances). The Issuers shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the Holders of a majority in Amount of Registrable Securities covered by such Registration Statement or the managing underwriters, if any, shall reasonably object.

                (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented. The Issuers shall be deemed not to have used their reasonable efforts to keep a Registration Statement effective during the Effectiveness Period if any of them voluntarily takes any action that would result in selling Holders of the Registrable Securities covered thereby not being able to sell such Registrable Securities during that period unless such action is required by applicable law or unless the Issuers comply with this Agreement, including without limitation the provisions of Section 4(k) hereof.

                (c) Notify the selling Holders of Registrable Securities and the managing underwriters, if any, promptly (but in any event within two Business Days), (i) when a Prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Issuers, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary



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        to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) of the Company's determination that a post-effective amendment to a Registration Statement would be appropriate.

                (d) Use its reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus and, if any such order is issued, to use its reasonable efforts to obtain the withdrawal of any such order at the earliest possible moment.

                (e) If requested by the managing underwriter or underwriters (if any) or the Holders of the majority in Amount of Registrable Securities being sold in connection with an underwritten offering (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters (if any), or such Holders reasonably determine is necessary to be included therein, provided, however, that the Issuers shall not be required to include any such information upon the request of a Holder or any underwriter if the inclusion of such information would, in the good faith judgment of the Company, violate the Securities Act, the Exchange Act or the rules and regulations promulgated thereunder, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Issuers have received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment and (iii) supplement or make amendments to such Registration Statement.

                (f) Furnish to each selling Holder of Registrable Securities, a single counsel to such Holders (chosen in accordance with Section 5(b)) and each managing underwriter, if any, at the sole expense of the Issuers, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, one copy of any document incorporated or deemed to be incorporated therein by reference and one copy of any exhibit.

                (g) Deliver to each selling Holder of Registrable Securities, a single counsel to such Holders (chosen in accordance with Section 5(b)) and the underwriters, if any, at the sole expense of the Issuers, as many copies of the Prospectus (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the second to last paragraph of this Section 4, the Issuers hereby consent to the use of such Prospectus and each amendment or supplement thereto (provided the manner of such use complies with any limitations resulting from any applicable state securities "Blue Sky" laws as provided in writing to such Holders of Registrable Securities by the Company and subject to the provisions of this Agreement) by each of the selling Holders of Registrable Securities and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the



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

        Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

                (h) Prior to any public offering of Registrable Securities, to use their reasonable efforts to register or qualify, to the extent required by applicable law, and to cooperate with the selling Holders of Registrable Securities and the managing underwriter or underwriters, if any, in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities or offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, or the managing underwriter or underwriters, if any, may reasonably request in writing; provided, however, that where Registrable Securities are offered other than through an underwritten offering, the Issuers agree to cause the Issuers' counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 4(h); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that no Issuer shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject it to taxation in any such jurisdiction where such it is not then so subject.

                (i) Cooperate with the selling Holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing shares of Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request.

                (j) Use their reasonable efforts to cause the Registrable Securities covered by any Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Issuers will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

                (k) Upon the occurrence of any event contemplated by paragraph 4(c)(ii), 4(c)(iii) or 4(c)(iv) hereof, as promptly as practicable prepare and (subject to Section



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        4(a) hereof) file with the SEC, at the sole expense of the Issuers, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Issuers shall not be required to amend or supplement a Registration Statement, any related Prospectus or any document incorporated therein by reference, in the event that an event occurs and is continuing as a result of which the Shelf Registration would, in the good faith judgment of the Company, contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, for a period not to exceed an aggregate of 60 days in any calendar year, (a) the Company determines in its good faith judgment that the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of the Company or (b) the disclosure otherwise relates to a pending material business transaction that has not yet been publicly disclosed.

                (l) Prior to the effective date of the first Registration Statement relating to the Registrable Securities, (i) provide the Trustee with certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Securities.

                (m) In connection with any underwritten offering of Registrable Securities pursuant to a Shelf Registration, enter into an underwriting agreement as is customary in underwritten offerings of securities similar to the Registrable Securities and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Securities and, in such connection, (i) make such representations and warranties to, and covenants with, the underwriters with respect to the business of the Company and its subsidiaries (including any acquired business, properties or entity, if applicable) and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of securities similar to the Registrable Securities and confirm the same in writing if and when requested; (ii) upon the request of any underwriter, use all reasonable efforts to obtain the written opinion of counsel to the Issuers and written updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings of securities similar to the Registrable Securities and such other matters as may be reasonably requested by the managing underwriter or underwriters;

        (iii) upon the request of any underwriter, use all reasonable efforts to obtain "cold comfort" letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of securities similar to the Registrable Securities and such other matters as reasonably requested by the managing underwriter or underwriters as permitted by the Statement on Auditing Standards No. 72; and (iv) if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable to the sellers and underwriters, if any, than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Securities covered by such Registration Statement and the managing underwriter or underwriters or agents if any). The above shall be done as and to the extent required by such underwriting agreement.

                (n) Make available for inspection by any selling Holder of such Registrable Securities being sold, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder, or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours at such time or times as shall be mutually convenient for the Company and the Inspectors as a group, all financial and other records, pertinent corporate documents and instruments of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. The foregoing inspection and information gathering shall be coordinated on behalf of the other parties by one counsel designated by such parties as described in
        Section 5(b) hereof. Each Inspector shall agree in writing that it will keep the Records confidential and that it will not disclose any Records that the Issuers determine, in good faith, to be confidential unless (i) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (ii) the information in such Records has been made generally available to the public other than through the acts of such Inspector; provided, however, that prior notice shall be provided as soon as practicable to the Issuers of the potential disclosure of any information by such Inspector pursuant to clauses (i) of this sentence to permit the Issuers to obtain a protective order (or waive the provisions of this paragraph (n)). Each Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such actions are otherwise not inconsis-tent with, an impairment of or in derogation of the rights and interests of the Holder or any Inspector.

                (o) Provide (i) the Holders of the Registrable Securities to be included in such Registration Statement and not more than one counsel for all the Holders of such Registrable Securities chosen in accordance with Section 5(b), (ii) the underwriters (which term, for purposes of this Registration Rights Agreement, shall include a Person deemed to be an underwriter within the meaning of Section 2(11) of the Securities
        Act), if any, thereof, (iii) the sales or placement agent, if any, thereof, and (D) one counsel for such underwriters or agents, reasonable opportunity to participate in the preparation of such Registration Statement, each prospectus included therein or filed with the SEC, and each amendment or supplement thereto.

                (p) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 60 days after the end of any fiscal quarter (or 120 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

                (q) Cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD"), including, if the Conduct Rules of the NASD or any successor thereto as amended from time to time so require, engaging, at the underwriters' (or Holders') expense, a "qualified independent underwriter" ("QIU") as contemplated therein and making Records available to such QIU as though it were a participating underwriter for the purposes of Section 4(n) and otherwise applying the provisions of this Agreement to such QIU (including indemnification) as though it were a participating underwriter.

                (r) Cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement relating to the Registrable Securities; and in connection therewith, cooperate with the Trustee and the Holders of the Registrable Securities to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use their reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner.

                (s) Use their reasonable efforts to take all other steps necessary or advisable to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby.

        The Issuers may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Issuers such information regarding such seller and the distribution of such Registrable Securities as the Issuers may, from time to time, reasonably request to the extent necessary or advisable to comply with the Securities Act. The Issuers may exclude from such registration the Registrable Securities of any seller if such seller fails to furnish such information within a reasonable time after receiving such request. Each seller as to which any Shelf Registration is being effected agrees to furnish promptly to the Issuers all information required to be disclosed so that the information previously furnished to the Issuers by such seller is not materially misleading and does not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

        Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon actual receipt of any notice from the Company of the happening of any event of the kind described in Section 4(c)(ii), or 4(c)(iii) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(k) hereof, or until it is advised in writing by the Issuers that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto.

5. Registration Expenses

        (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Issuers shall be borne by the Issuers, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of one counsel in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as provided in Section 4(h) hereof), (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, or by the Holders of the majority in Amount of Registrable Securities included in any Registration Statement,
(iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Issuers and reasonable fees and disbursements of one special counsel for the sellers of Registrable Securities (subject to the provisions of Section 5(b) hereof), (v) fees and disbursements of all independent certified public accountants referred to in Section 4(m)(iii) hereof (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) Securities Act liability insurance, if the Issuers desire such insurance, (vii) fees and expenses of all other Persons retained by the Issuers, (viii) internal expenses of the Issuers (including, without limitation, all salaries and expenses of officers and employees of the Issuers performing legal or accounting duties), (ix) the expense of any annual audit, (x) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, if applicable, and (xi) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements and any other documents necessary in order to comply with this Agreement. Notwithstanding anything in this Agreement to the contrary, each Holder shall pay all underwriting discounts and brokerage commissions with respect to any Registrable Securities sold by it.

        (b) The Issuers shall reimburse the Holders of the Registrable Securities being registered in a Shelf Registration for the reasonable fees and disbursements of not more than one counsel chosen by the Holders of a majority in Amount of Registrable Securities to be included in such Registration Statement.

6. Indemnification

        Each of the Issuers, jointly and severally, agrees to indemnify and hold harmless, (i) each Holder, (ii) each Person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange
Act) any of the foregoing (any of the Persons referred to in this clause (ii) being hereinafter referred to as a "controlling person"), (iii) the respective officers, directors, partners, employees, representatives and agents of the Holders (including predecessor Holders) or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Holder"), from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus, or any amendment or supplement thereto or any related preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Holder furnished to the Issuers in writing by such Holder expressly for use therein; or except in so far as any such loss, claim, damage, liability, judgment or expense of such Indemnified Holder results from the fact that such Indemnified Holder sold Registrable Securities under a Registration Statement to a Person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (or of the preliminary prospectus as then amended or supplemented if the Issuers shall have furnished such Indemnified Holder with such amendment or supplement thereto on a timely basis), in any case where such delivery is required by applicable law to the extent that such loss, claim, damage, liability or expense of such Indemnified Holder results from an untrue statement or omission of a material fact contained in the preliminary prospectus which was corrected in the Prospectus (or in the preliminary prospectus as then amended or supplemented if the Issuers shall have furnished such Indemnified Holder with such amendment or supplement thereto, as the case may be, on a timely basis). The Issuers shall notify each Indemnified Holder promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Issuers or such Indemnified Holder.

        Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Issuers, their directors, officers and each Person who controls the Issuers within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuers to each Holder, but only with reference to such losses, claims, damages or liabilities which are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to a Holder furnished to the Issuers in writing by such Holder expressly for use in any Registration Statement or Prospectus, or any amendment or supplement thereto or any related preliminary prospectus. The liability of any Holder under this paragraph shall in no event exceed the proceeds received by such Holder from sales of Registrable Securities giving rise to such obligation.

        If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such Person (the "Indemnified Person") shall promptly notify the Person or Persons against whom such indemnity may be sought (each an "Indemnifying Person") in writing, and such Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding, provided, however, that the failure to so notify the Indemnifying Persons will not relieve it from any liability under the first two paragraphs of this Section 6 unless and to the extent such failure results in the forfeiture by the Indemnifying Person of substantial rights and defenses and the Indemnifying Person was not otherwise aware of such action or claim. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) such Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary in writing, (ii) such Indemnifying Person has failed within a reasonable period of time to retain counsel reasonably satisfactory to such Indemni-fied Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both an Indemnifying Person and an Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that an Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Indemnified Holders shall be designated in writing by the Holders of the majority in Amount of Registrable Securities, and any such separate firm for the Issuers, their directors, respective officers and such control Persons of the Issuers shall be designated in writing by the Issuers. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, such Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of such Indemnified Person.

        If the indemnification provided for in the first and second paragraphs of this Section 6 is unavailable or insufficient to hold harmless an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person on the one hand and the Indemnified Person on the other hand pursuant to the Purchase Agreement or from the offering of the Registrable Securities pursuant to any Shelf Registration or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Person on the one hand and the Indemnified Person on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and any Indemnified Holder on the other shall be deemed to be in the same proportion as the total net proceeds from the initial offering and sale of Convertible Securities (before deducting expenses) received by the Issuers bear to the total net proceeds received by such Indemnified Holder from sales of Registrable Securities giving rise to such obligations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or such Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        Each of the Issuers and the Initial Purchasers agrees that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall any Holder be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder from the sale of the Registrable Securities pursuant to a Shelf Registration Statement exceeds the amount of damages which such Holder would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(F) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

        The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

        The indemnity and contribution agreements contained in this Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any Person controlling any Holder or by or on behalf of the Issuers, their officers or directors or any other Person controlling any of the Issuers and (iii) acceptance of and payment for any of the Registrable Securities.

7. Rules 144 and 144A.

        The Issuers covenants that they will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, for so long as any Registrable Securities remain outstanding, if at any time the Issuers are not required to file such reports, they will, upon the request of any Holder or beneficial owner of Registrable Securities, make available such information necessary to permit sales pursuant to Rule 144A under the Securities Act. The Issuers further covenant that, for so long as any Registrable Securities remain outstanding, they will use their reasonable efforts to take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Reg-istrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144(k) and Rule 144A under the Securities Act, as such rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Issuers to register any of its securities pursuant to the Exchange Act.

8. Underwritten Registrations.

        If any of the Registrable Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of the majority in Amount of Registrable Securities to be included in such offering and be reasonably acceptable to the Issuers.

        No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

9. Miscellaneous

        (a) No Inconsistent Agreements. The Issuers have not, as of the date hereof, and the Issuers shall not, after the date of this Agreement, enter into any agreement with respect to any of their securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuers' other issued and outstanding securities under any such agreements, except for such conflicts as are anticipated to be waived on the closing date of the Stock and Warrant Purchase Agreement between the Company and U.S. Transportation, LLC. The Issuers shall not, after the date of this agreement, enter into any agreement with respect to any of their securities which will grant to any Person piggy-back registration rights with respect to any Registration Statement.

        (b) Adjustments Affecting Registrable Securities. The Issuers shall not, directly or indirectly, take any action with respect to the Registrable Securities as a class that would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

        (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Issuers and the Holders of not less than the majority in Amount of Registrable Securities; provided, however, that Section 6 and this Section 9(c) may not be amended, modified or supplemented without the prior written consent of the Issuers and each Holder (including, in the case of an amendment, modification or supplement of Section 6, any Person who was a Holder of Registrable Securities disposed of pursuant to any Registration Statement) affected by such amendment, modification or supplement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Securities may be given by Holders of at least a majority in Amount of the Registrable Securities being sold by such Holders pursuant to such Registration Statement.

        (d) Notices. All notices and other communications (including without limitation any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

                (1) if to a Holder of the Registrable Securities, at the most current address of such Holder set forth on the records of the registrar under the Indenture, in the case of Holders of Convertible Notes, and the stock ledger of the Company, in the case of Holders of common stock of the Company.

                (2) if to the Initial Purchasers:

                        DEUTSCHE BANC ALEX. BROWN INC.
                        BEAR, STEARNS & CO. INC.
                        LEHMAN BROTHERS INC.
                        J.P. MORGAN SECURITIES INC.
                        UBS WARBURG LLC
                        c/o Deutsche Banc Alex. Brown Inc.
                        30 Liberty Street
                        New York, New York  10006
                        Attention:  Equity Syndicate

                with copies to:

                        Cahill Gordon & Reindel
                        80 Pine Street
                        New York, New York 10005
                        Facsimile No.:  (212) 269-5420
                        Attention:  William M. Hartnett, Esq.

                (3) if to the Company, at the addresses as follows:

                        Fleming Companies, Inc.
                        1945 Lakepointe Drive
                        Lewisville, Texas  75057
                        Facsimile No.:  (972) 906-1530
                        Attention:  Chief Financial Officer

                with copies to:

                        Latham & Watkins
                        505 Montgomery Street, Suite 1900
                        San Francisco, California  94111-2562
                        Facsimile No.:  (415) 395-8095
                        Attention:  Tracy K. Edmonson, Esq.

        All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier; and when the address or receives facsimile confirmation, if sent by facsimile.

        (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including the Holders; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and except to the extent such successor or assign holds Registrable Securities.

        (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS SITTING IN MANHATTAN, NEW YORK CITY, THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

        (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

        (j) Securities Held by the Company or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage in Amount of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

        (k) Third-Party Beneficiaries. Holders of Registrable Securities are intended third-party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.

        (l) Entire Agreement. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Initial Purchasers on the one hand and the Issuers on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                             FLEMING COMPANIES, INC.,
                                as Issuer


                             By:  /s/ Carlos M. Hernandez
                                -----------------------------------------------
                                Name:  Carlos M. Hernandez
                                Title: Senior Vice President,
                                       General Counsel and Secretary


                             ABCO FOOD GROUP, INC.,
                               as Guarantor


                             By:  /s/ Louis F. Moore
                                -----------------------------------------------
                                Name:  Louis F. Moore
                                Title: Secretary


                             ABCO MARKETS, INC.,
                               as Guarantor


                             By:  /s/ Carlos M. Hernandez
                                -----------------------------------------------
                                Name:  Carlos M. Hernandez
                                Title: Secretary


                             ABCO REALTY CORP.,
                               as Guarantor


                             By:  /s/ Carlos M. Hernandez
                                -----------------------------------------------
                                Name:  Carlos M. Hernandez
                                Title: Secretary

                             AG, L.L.C.,
                               as Guarantor


                             By:  /s/ Carlos M. Hernandez
                                -----------------------------------------------
                                Name:  Carlos M. Hernandez
                                Title: Secretary


                             AMERICAN LOGISTICS GROUP, INC.,
                               as Guarantor


                             By:  /s/ Carlos M. Hernandez
                                -----------------------------------------------
                                Name:  Carlos M. Hernandez
                                Title: Secretary


                             BAKER'S FOOD GROUP, INC.,
                               as Guarantor


                             By:  /s/ Louis F. Moore
                                -----------------------------------------------
                                Name:  Louis F. Moore
                                Title: Secretary


                             DUNIGAN FUELS, INC.,
                               as Guarantor


                             By:  /s/ Carlos M. Hernandez
                                -----------------------------------------------
                                Name:  Carlos M. Hernandez
                                Title: Secretary


                             FAVAR CONCEPTS, LTD.,
                               as Guarantor


                             By:  /s/ Carlos M. Hernandez
                                -----------------------------------------------
                                Name:  Carlos M. Hernandez
                                Title: Secretary

                             FLEMING FOODS MANAGEMENT CO., L.L.C.,
                               as Guarantor


                             By:  /s/ Carlos M. Hernandez
                                -----------------------------------------------
                                Name:  Carlos M. Hernandez
                                Title: Secretary


                             FLEMING INTERNATIONAL LTD.,
                               as Guarantor


                             By:  /s/ Carlos M. Hernandez
                                -----------------------------------------------
                                Name:  Carlos M. Hernandez
                                Title: Secretary


                             FLEMING SUPERMARKETS OF FLORIDA, INC.,
                               as Guarantor


                             By:  /s/ Carlos M. Hernandez
                                -----------------------------------------------
                                Name:  Carlos M. Hernandez
                                Title: Secretary


                             FLEMING TRANSPORTATION SERVICE, INC.,
                               as Guarantor


                             By:  /s/ Carlos M. Hernandez
                                -----------------------------------------------
                                Name:  Carlos M. Hernandez
                                Title: Secretary


                             FLEMING WHOLESALE, INC.,
                               as Guarantor


                             By:  /s/ Carlos M. Hernandez
                                -----------------------------------------------
                                Name:  Carlos M. Hernandez
                                Title: Secretary

                             FUELSERV, INC.,
                               as Guarantor


                             By:  /s/ Carlos M. Hernandez
                                -----------------------------------------------
                                Name:  Carlos M. Hernandez
                                Title: Secretary


                             GATEWAY INSURANCE AGENCY, INC.,
                               as Guarantor


                             By:  /s/ Carlos M. Hernandez
                                -----------------------------------------------
                                Name:  Carlos M. Hernandez
                                Title: Secretary


                             LAS, INC.,
                               as Guarantor


                             By:  /s/ Carlos M. Hernandez
                                -----------------------------------------------
                                Name:  Carlos M. Hernandez
                                Title: Secretary


                             PIGGLY WIGGLY COMPANY,
                               as Guarantor


                             By:  /s/ Carlos M. Hernandez
                                -----------------------------------------------
                                Name:  Carlos M. Hernandez
                                Title: Secretary


                             PROGRESSIVE REALTY, INC.,
                               as Guarantor


                             By:  /s/ Carlos M. Hernandez
                                -----------------------------------------------
                                Name:  Carlos M. Hernandez
                                Title: Secretary

                             RAINBOW FOOD GROUP, INC.,
                               as Guarantor


                             By:  /s/ Louis F. Moore
                                -----------------------------------------------
                                Name:  Louis F. Moore
                                Title: Secretary


                             RETAIL INVESTMENTS, INC.,
                               as Guarantor


                             By:  /s/ Louis F. Moore
                                -----------------------------------------------
                                Name:  Louis F. Moore
                                Title: Secretary


                             RETAIL SUPERMARKETS, INC.,
                               as Guarantor


                             By:  /s/ Carlos M. Hernandez
                                -----------------------------------------------
                                Name:  Carlos M. Hernandez
                                Title: Secretary


                             RFS MARKETING SERVICES, INC.,
                               as Guarantor


                             By:  /s/ Carlos M. Hernandez
                                -----------------------------------------------
                                Name:  Carlos M. Hernandez
                                Title: Secretary


                             RICHMAR FOODS, INC.,
                               as Guarantor


                             By:  /s/ Carlos M. Hernandez
                                -----------------------------------------------
                                Name:  Carlos M. Hernandez
                                Title: Secretary

                             SCRIVNER TRANSPORTATION, INC.,
                               as Guarantor


                             By:  /s/ Carlos M. Hernandez
                                -----------------------------------------------
                                Name:  Carlos M. Hernandez
                                Title: Secretary

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANC ALEX. BROWN, INC.
  as Initial Purchaser


By:  /s/ Sanjay Arora
   -----------------------------------------------
   Name:  Sanjay Arora
   Title: Director


By:  /s/ John G. Kennedy III
   -----------------------------------------------
   Name:  John G. Kennedy III
   Title: Managing Director


BEAR, STEARNS & CO. INC.
  as Initial Purchaser

By:  /s/ Jerry Marcus
   -----------------------------------------------
   Name:  Jerry Marcus
   Title: Senior Managing Director


LEHMAN BROTHERS INC.
  as Initial Purchaser


By:  /s/ P.J. Moses
   -----------------------------------------------
   Name:  P.J. Moses
   Title: Senior Vice President


J.P. MORGAN SECURITIES INC.
  as Initial Purchaser


By:  /s/ John Marshall Nicholson
   -----------------------------------------------
   Name:  John Marshall Nicholson
   Title: Vice President

UBS WARBURG LLC
  as Initial Purchaser


By:  /s/ Jeffrey W. Miller
   -----------------------------------------------
   Name:  Jeffrey W. Miller
   Title: Executive Director


By:  /s/ Samuel G. Pitts
   -----------------------------------------------
   Name:  Samuel G. Pitts
   Title: Associate Director